Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise indicated, defined terms included below shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2021 (the “Super 8-K”), as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on July 8, 2021 and Amendment No. 2 on Form 8-K/A filed with the SEC on August 12, 2021 (the “Amended Super 8-K”) to which this Exhibit 99.3 is attached.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. For each of the periods presented, the unaudited pro forma condensed combined financial information reflects the combination of historical financial information of EVgo and CRIS, adjusted to give effect to (1) CRIS’s initial public offering (which was completed on October 2, 2020, as further explained below), concurrent private placement of warrants to purchase its Class A common stock and payment of offering expenses and (2) the Business Combination, the PIPE, the payment of transaction costs associated therewith and the cash settlement of certain obligations in accordance with CRIS’s initial public offering (for purposes of this Exhibit 99.3 to the Amended Super 8-K, collectively, the “Transactions”). For purposes of this Exhibit 99.3 to the Amended Super 8-K, EVgo and CRIS are collectively referred to as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company.”

The unaudited pro forma condensed combined financial information has been presented to provide relevant information necessary for an understanding of the Combined Company subsequent to completion of the Transactions. The unaudited pro forma condensed combined balance sheet, which has been presented for the Combined Company as of June 30, 2021, gives effect to the Transactions as if they were consummated on June 30, 2021, excluding the IPO (which was completed on October 2, 2020). The unaudited pro forma condensed combined statements of operations, which have been presented for the six months ended June 30, 2021 and the year ended December 31, 2020, give pro forma effect to the Transactions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the Combined Company would have been had the Transactions taken place on June 30, 2021, nor is it indicative of the financial condition of the Combined Company as of any future date. The unaudited pro forma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the Combined Company would have been had the Transactions taken place on January 1, 2020, nor are they necessarily indicative of the results of operations of the Combined Company for any future period.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and notes thereto:

●

The unaudited historical condensed consolidated financial statements of EVgo as of and for the six months ended June 30, 2021, which are included in Exhibit 99.1 of the Amended Super 8-K and incorporated herein by reference;

●

The audited historical consolidated financial statements of EVgo as of and for the year ended December 31, 2020, which combine the predecessor and successor periods, which are included in the Proxy Statement and incorporated herein by reference;

●

The unaudited historical condensed financial statements of CRIS as of and for the six months ended June 30, 2021, which are included in the Quarterly Report on Form 10-Q filed with the SEC on August 12, 2021 and incorporated herein by reference; and

●

The audited historical financial statements of CRIS as of December 31, 2020 and for the period from August 4, 2020 (inception) through December 31, 2020, which are included in the Proxy Statement and incorporated herein by reference.

This unaudited pro forma condensed combined financial information should be read together with the sections of the Proxy Statement entitled “EVgo Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “CRIS Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Proposal No. 1— The Business Combination Proposal,” as well as other information included elsewhere in the Proxy Statement, which is incorporated herein by reference, and Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo for the six months ended June 30, 2021 and 2020, which is included in Exhibit 99.2 of the Amended Super 8-K and incorporated herein by reference.

Description of the Transactions

CRIS was formed as a blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. CRIS completed its initial public offering of 23,000,000 units at an offering price of $10.00 per unit on October 2, 2020 (the “IPO”). Simultaneously with the closing of the IPO, CRIS completed a private placement of 6,600,000 warrants issued to the Sponsor, generating total proceeds of $6.6 million. A total of $230 million from the net proceeds of the IPO and the private placement were placed in the Trust Account and are invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations.

On July 1, 2021, CRIS and SPAC Sub consummated the Business Combination with the EVgo Parties, pursuant to the Business Combination Agreement amongst the parties dated as of January 21, 2021. With CRIS being the legal acquirer of EVgo, consideration for the Business Combination consisted of shares of CRIS’s common stock and Holdings OpCo Units issued in exchange for all outstanding equity of EVgo. However, for financial reporting purposes, EVgo is deemed the accounting acquirer and CRIS the acquired company. See the “—Accounting for the Business Combination.”

The following activities are reflected in the unaudited pro forma condensed combined financial statements below (either in the historical results or through pro forma adjustments):

●	In connection with the IPO:

○	The issuance by CRIS of 23,000,000 units at an offering price of $10.00 per unit, which includes 11,500,000 redeemable warrants (the “public warrants”), and receipt of proceeds therefrom;

○	The issuance by CRIS of 6,600,000 redeemable private placement warrants to the Sponsor and receipt of proceeds therefrom;

○	A total of $230 million of net proceeds from the IPO and the private placement placed in the Trust Account; and

○	The payment of offering expenses and repayment of a note payable to fund offering expenses.

●	In connection with the Closing:

○	The issuance by CRIS of 40,000,000 PIPE Shares and receipt of an aggregate purchase price of $400 million in exchange;

○	The payment of deferred legal fees, underwriting commissions, and other costs incurred by CRIS in connection with the IPO;

○	The repayment or conversion to equity of certain of the Companies’ outstanding notes;

○	The payment of transaction costs incurred by both EVgo and CRIS;

○	The redemption of 13,230 shares of Class A common stock held by CRIS’s public stockholders (see additional information below);

○	The conversion of CRIS’s founder shares to shares of Class A common stock on a one-for-one basis (see additional information below);

○

In the SPAC Contribution, CRIS’s contribution of all of its assets to SPAC Sub, including but not limited to, (1)(A) the proceeds from the Trust Account (net of proceeds used to redeem any of CRIS’s publicly traded shares as described below and the payment of any deferred underwriting fees from the IPO), plus (B) the PIPE Proceeds, plus (C) any cash held by CRIS in any working capital or similar account, less (D) any transaction expenses of CRIS and the EVgo Parties; and (2) the Holdings Class B Shares equal to the 195,800,000 Holdings OpCo Units issued to Holdings under the Business Combination Agreement;

○

Immediately following the SPAC Contribution, in the Holdings Contribution, Holdings’ contribution to OpCo of all of the issued and outstanding limited liability company interests of EVgo and, in connection therewith, OpCo issues to Holdings the Holdings OpCo Units;

○	Immediately following the Holdings Contribution, in the SPAC Sub Transfer, SPAC Sub’s transfer to Holdings of the Holdings Class B Shares and the right to enter into the Tax Receivable Agreement;

○

Immediately following the SPAC Sub Transfer, in the SPAC Sub Contribution, SPAC Sub’s contribution to OpCo of all of its remaining assets in exchange for the issuance by OpCo to SPAC Sub of the Issued OpCo Units; and

○	Execution of the Tax Receivable Agreement.

Following the Closing, the Combined Company is organized in an “Up-C” structure in which the business of the Company and its subsidiaries are held by OpCo and continue to operate through the subsidiaries of the Company, and in which CRIS’s only direct assets consist of equity interests in SPAC Sub, which, in turn, hold only the Issued OpCo Units. OpCo’s only direct assets consist of its equity interests in the Company. Immediately following the Closing, CRIS, through SPAC Sub, owns approximately 26.0% of the OpCo Units, and SPAC Sub controls OpCo as the sole managing member of OpCo in accordance with the terms of the OpCo A&R LLC Agreement. OpCo owns all of the equity interests in the Company. Upon the Closing, CRIS changed its name to “EVgo Inc.” Holdings holds the Holdings OpCo Units and the Holdings Class B Shares.

The amount of cash contributed by SPAC Sub to OpCo at the Closing was approximately $601.6 million. Net cash received after all direct and incremental costs related to the Business Combination were paid was approximately $574.8 million. Immediately following the Business Combination, Holdings held 195,800,000 OpCo Units, representing approximately 74.0% of the total outstanding OpCo Units, and an equal of number of Holdings Class B Shares.

Each OpCo Unit, together with one share of Class B common stock, is redeemable, subject to certain conditions, for either one share of Class A common stock, or, at OpCo’s election, the cash equivalent to the market value of one share of Class A common stock, pursuant to and in accordance with the terms of the OpCo A&R LLC Agreement.

At Closing, CRIS, SPAC Sub, Holdings and LS Power Equity Advisors, LLC, as agent, entered into the Tax Receivable Agreement. The Tax Receivable Agreement generally provides for the payment by the Company Group to certain holders of OpCo Units of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company Group actually realizes (or is deemed to realize in certain circumstances) in periods after the Business Combination as a result of (i) certain increases in tax basis that occur as a result of the Company Group’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such holder’s OpCo Units pursuant to the Business Combination or the exercise of the redemption or call rights set forth in the OpCo A&R LLC Agreement and (ii) imputed interest deemed to be paid by the Company Group as a result of, and additional tax basis arising from, any payments the Company Group makes under the Tax Receivable Agreement. The Company Group will retain the benefit of the remaining 15% of these net cash savings. If the Company Group elects to terminate the Tax Receivable Agreement early (or it is terminated early due to the Company Group’s failure to honor a material obligation thereunder or due to certain mergers, asset sales, other forms of business combinations or other changes of control), the Company Group is required to make an immediate payment equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement).

Founder Shares

The 5,750,000 shares of Class B common stock held by the initial stockholders of CRIS (the “founder shares”) converted into Class A common stock on a one-for-one basis upon the consummation of the Business Combination, subject to the terms of the Sponsor Agreement as follows:

●	75% (4,312,500) of the founder shares (the “Lock-Up Shares”) are subject to a lockup following the Closing until the earlier of (x) 12 months following Closing and (y) the date the Class A common stock trades above $12.00 for 20 out of 30 trading days commencing at least 150 days following the Closing; and

●	25% (1,437,500) of the founder shares (the “Earnout Shares”) are subject to an earnout following the Closing as follows: (i) 50% will be forfeited if the Class A common stock fails to trade above $12.50 for 20 out of 30 trading days within the five years following Closing, and (ii) 50% will be forfeited if the Class A common stock fails to trade above $15.00 for 20 out of 30 trading days within the five years following Closing.

Based on the above, the founder shares are deemed to be issued and outstanding upon consummation of the Business Combination, including the Earnout Shares that are subject to potential forfeiture based upon triggering events that have not yet been achieved and thus subject to liability classification (see Note 4 to the unaudited pro forma condensed combined financial information).

Accounting for the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP.  Under this method of accounting, CRIS was treated as the acquired company for financial reporting purposes, and EVgo was treated as the accounting acquirer. In accordance with this accounting method, the Business Combination was treated as the equivalent of EVgo issuing stock for the net assets of CRIS, accompanied by a recapitalization. The net assets of CRIS were stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination are those of EVgo. EVgo has been deemed the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

●	EVgo’s existing equity holders hold a majority ownership interest in the Combined Company;

●	EVgo’s existing senior management team comprise the senior management of the Combined Company;

●	EVgo is the larger of the Companies based on historical assets and revenue and employee base; and

●	EVgo’s operations comprise the ongoing operations of the Combined Company.

Following the Closing, the ownership of OpCo by Holdings is represented by non-controlling interest in the Combined Company’s financial statements. Holdings holds a corresponding share of Class B common stock for each OpCo Unit it holds. Each Holdings OpCo Unit can be redeemed for a share of Class A common stock or an approximately equivalent amount of cash and a corresponding share of Class B common stock will be cancelled. Since the cash redemption option is deemed to be outside the control of Combined Company, the non-controlling interest is included in temporary equity in the financial statements of the Combined Company. The non-controlling interest will decrease as OpCo Units are redeemed for shares of Class A common stock and corresponding shares of Class B common stock are cancelled.

Basis of Pro Forma Presentation

In accordance with Article 11 of Regulation S-X, pro forma adjustments to the historical combined financial information of EVgo and CRIS only give effect to events that are both factually supportable and directly attributable to the Transactions.  In addition, for purposes of preparation of the unaudited pro forma condensed combined statement of operations, adjustments have only been made to give effect to events that are expected to have a continuing impact on the results of the Combined Company following the Business Combination. The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, or other benefits that may result from consummation of the Transactions. In addition, EVgo and CRIS have not had any historical relationship prior to the Business Combination. Therefore, preparation of the accompanying pro forma financial information did not require any adjustments related to such historical transactions.

Pursuant to CRIS’s charter in effect prior to the Business Combination, CRIS’s public stockholders were offered the opportunity to redeem their shares of Class A common stock for cash upon consummation of the Business Combination, irrespective of whether they voted for or against the Business Combination. If a public stockholder properly exercised its right to redemption of its shares, CRIS redeemed each share for cash equal to the public stockholder’s pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination.

The unaudited pro forma condensed combined financial information has been prepared to reflect the redemption of 13,230 shares of Class A common stock for $132,300.

The ownership percentages were 26.0% for controlling interests and 74.0% for non-controlling interest at the Closing, after the redemption of shares of Class A common stock.

There are no pro forma adjustments related to the outstanding public warrants and private placement warrants issued in connection with the IPO that are classified as warrant liability in CRIS’s historical balance sheet, as such securities continue to be classified as a liability after the Closing.

The following table provides a pro forma summary of the shares of the Combined Company’s common stock that would have been outstanding if the Transactions had occurred on June 30, 2021:

	Shares	%
Stockholder
EVgo rollover equity (1)	195,800,000	74%
CRIS's Class A stockholders (2)	22,986,770	9%
PIPE Investors	40,000,000	15%
CRIS's converted founder shares (3)	5,750,000	2%
Closing shares	264,536,770	100%
(1)	Represents the shares of Class B common stock issued to Holdings to consummate the Business Combination (classified as non-controlling interest).
(2)	Represents the shares of Class A common stock held by CRIS’s public stockholders giving effect to the redemption of 13,230 shares of Class A common stock.
(3)	Represents the shares of Class A common stock held by the initial stockholders of CRIS upon the one-for-one conversion of the founder shares into Class A common stock immediately prior to the consummation of the Business Combination, including the 1,437,500 Earnout Shares that are subject to potential forfeiture based upon triggering events that had not yet been achieved as of the Closing.

The Company considered the income tax impacts and related pro forma adjustments associated with the Transactions, pursuant to which the Combined Company is organized in an “Up-C” structure. A deferred tax asset (“DTA”) was contemplated given the historical net losses of EVgo. However, the DTA has a full valuation allowance, which reduces the balance to zero. Additionally, no tax liability is deemed to have been triggered upon consummation of the Business Combination, including related to the Tax Receivable Agreement.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only. The pro forma adjustments represent estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available.  Assumptions and estimates underlying the pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The actual financial position and results of operations of the Combined Company subsequent to consummation of the Transactions may differ significantly from the pro forma amounts reflected herein.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(UNAUDITED)

	HISTORICAL		Pro Forma		Pro Forma
	EVgo	CRIS	Adjustments		Combined
Assets
Current Assets
Cash and cash equivalents	$1,040,046	$264,262,731	$310,576,602	(A)	$575,879,379
Restricted cash	361,030	-	-		361,030
Accounts receivable, net of allowance for doubtful accounts	2,157,140	-	-		2,157,140
Accounts receivable - capital build	3,249,706	-	-		3,249,706
Deferred offering costs	7,215,869	-	(7,215,869)	(I)	-
Prepaid expenses and other current assets	2,858,797	209,510	-		3,068,307
Total current assets	16,882,588	264,472,241	303,360,733		584,715,562
Property, plant, and equipment, net	94,827,359	-	-		94,827,359
Intangible assets, net	63,661,371	-	-		63,661,371
Goodwill	22,111,166	-	-		22,111,166
Investments held in Trust Account	-	230,009,180	(230,009,180)	(C)	-
Other noncurrent assets	1,839,114	-	-		1,839,114
Total Assets	$199,321,598	$494,481,421	$73,351,553		$767,154,572

Liabilities
Current liabilities
Accounts payable	$3,211,032	$-	$-		$3,211,032
Accrued expenses	20,315,881	5,904,054	(11,027,049)	(F)(G)	15,192,886
Deferred revenue, current	2,962,647	-	-		2,962,647
Customer deposits	6,537,688	-	-		6,537,688
Note payable - EVgo Holdings, LLC	-	280,000	(280,000)	(F)	-
Note payable - related party	59,578,994	-	(59,578,994)	(J)	-
Payables to related parties	1,554,400	-	(305,222)	(G)	1,249,178
Earnout share liability	-	-	16,020,938	(K)	16,020,938
Other current liabilities	136,635	-	-		136,635
Total current liabilities	94,297,277	6,184,054	(55,170,327)		45,311,004
Deferred revenue, noncurrent	22,200,470	-	-		22,200,470
Capital-build liability, excluding NEDO buyout liability	17,086,501	-	-		17,086,501
Asset retirement obligations	10,271,676	-	-		10,271,676
Warrant liability	-	83,262,182	-		83,262,182
PIPE investment	-	264,092,960	(264,092,960)	(L)	-
Deferred underwriting fee payable	-	8,050,000	(8,050,000)	(D)	-
Total liabilities	143,855,924	361,589,196	(327,313,287)		178,131,833
Class A common stock subject to possible redemption (N)	-	127,892,220	(127,892,220)	(M)	-
Non-controlling interest - Class B (N)	-	-	435,972,104	(M)	435,972,104
Stockholders’/Members' Equity:
Members' equity	136,348,127	-	(136,348,127)	(M)	-
Preferred stock (N)	-	-	-		-
Class A common stock (N)	-	1,021	5,709	(M)	6,730
Founder shares - Class B (N)	-	575	(575)	(M)	-
Additional paid-in capital	1,939,224	76,021,428	75,083,253	(M)	153,043,905
Accumulated deficit	(82,821,677)	(71,023,019)	153,844,696	(M)	-
Total Stockholders’/Members' Equity	55,465,674	5,000,005	92,584,956		153,050,635
Total Liabilities, Non-controlling Interest and Stockholders'/Members Equity	$199,321,598	$494,481,421	$73,351,553		$767,154,572

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(UNAUDITED)

	HISTORICAL		Pro Forma		Pro Forma
	EVgo	CRIS	Adjustments		Combined
Revenue	$8,352,045	$-	$-		$8,352,045
Revenue from related party	561,700	-	-		561,700
Total revenue	8,913,745	-	-		8,913,745
Cost of sales	14,288,264	-	-		14,288,264
Gross loss	(5,374,519)	-	-		(5,374,519)

Operating expenses
General and administrative	23,319,765	-	(2,592,045)	(a)	20,727,720
Formation and operating costs	-	6,308,379	(6,308,379)	(a)	-
Depreciation, amortization, and accretion	5,055,303	-	-		5,055,303
Total operating expenses	28,375,068	6,308,379	(8,900,424)		25,783,023
Operating loss	(33,749,587)	(6,308,379)	8,900,424		(31,157,542)

Other (income) expense
Interest income, bank	(716)	(138)	-		(854)
Interest earned on investments held in Trust Account	-	(5,800)	5,800	(b)	-
Interest expense, related party	1,914,610	-	(1,914,610)	(c)	-
Change in fair value of warrant liability	-	50,418,182	-		50,418,182
Other income, net	(631,863)	-	-		(631,863)
Total other (income) expense, net	1,282,031	50,412,244	(1,908,810)		49,785,465
Net loss	(35,031,618)	(56,720,623)	10,809,234		(80,943,007)
Net loss attributable to non-controlling interest	-	-	(59,910,918)	(d)	(59,910,918)
Net loss attributable to controlling interests	$(35,031,618)	$(56,720,623)	$70,720,152		$(21,032,089)

Pro forma net loss per share information:
Weighted average shares outstanding					68,736,770	(e)
Basic and diluted net loss per share					$(0.31)	(e)

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(UNAUDITED)

	HISTORICAL		Pro Forma		Pro Forma
	EVgo	CRIS*	Adjustments		Combined
Revenue	$13,220,704	$-	$-		$13,220,704
Revenue from related party	1,354,994	-	-		1,354,994
Total revenue	14,575,698	-	-		14,575,698
Cost of sales	27,188,926	-	-		27,188,926
Gross loss	(12,613,228)	-	-		(12,613,228)

Operating expenses
General and administrative	31,765,955	-	(1,051,328)	(a)	30,714,627
Formation and operating costs	-	1,009,807	(1,009,807)	(a)	-
Transaction bonus	5,316,124	-	-		5,316,124
Depreciation, amortization, and accretion	9,504,484	-	-		9,504,484
Total operating expenses	46,586,563	1,009,807	(2,061,135)		45,535,235
Operating loss	(59,199,791)	(1,009,807)	2,061,135		(58,148,463)

Other (income) expense
Interest income - bank	-	(31)	-		(31)
Interest earned on investments held in Trust Account	-	(3,380)	3,380	(b)	-
Interest expense - related party	1,414,383	-	(1,414,383)	(c)	-
Interest expense - other	90	-	-		90
Change in fair value of warrant liability	-	13,296,000	-		13,296,000
Other income - related party	(341,954)	-	-		(341,954)
Other income, net	(12,061,386)	-	-		(12,061,386)
Total other (income) expense, net	(10,988,867)	13,292,589	(1,411,003)		892,719
Net loss	(48,210,924)	(14,302,396)	3,472,138		(59,041,182)
Net loss attributable to non-controlling interest	-	-	(43,700,025)	(d)	(43,700,025)
Net loss attributable to controlling interests	$(48,210,924)	$(14,302,396)	$47,172,163		$(15,341,157)

Pro forma net loss per share information:
Weighted average shares outstanding					68,736,770	(e)
Basic and diluted net loss per share					$(0.22)	(e)

* Represents CRIS for the period from August 4, 2020 (inception) through December 31, 2020.

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTE 1 – BASIS OF PRO FORMA PRESENTATION

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, CRIS was treated as the acquired company for financial reporting purposes, and EVgo was treated as the accounting acquirer. In accordance with this accounting method, the Business Combination was treated as the equivalent of EVgo issuing stock for the net assets of CRIS, accompanied by a recapitalization. The net assets of CRIS are stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination are those of EVgo.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 give pro forma effect to the Transactions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Transactions were completed on June 30, 2021, excluding the IPO (which was completed on October 2, 2020).

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management as of the date of the unaudited pro forma condensed combined financial information, and the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

NOTE 2 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2021

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 includes the following adjustments:

A – Represents the aggregate impact of the following pro forma adjustments to cash to give effect to the Transactions:

Cash inflow from the PIPE, net of amounts received	$135,907,040	(B)
Cash inflow from CRIS’s Trust Account	230,009,180	(C)
Payment of CRIS’s deferred IPO fees	(8,050,000)	(D)
Payment of transaction and advisory fees for the PIPE	(30,937,517)	(E)
Payment of transaction fees incurred by CRIS	(10,250,934)	(F)
Payment of transaction fees incurred by EVgo	(5,968,867)	(G)
Redemption of CRIS's publicly traded shares	(132,300)	(H)
Net Pro Forma Adjustment to Cash	$310,576,602	(A)

B – Represents gross cash proceeds attributable to the issuance of 40 million shares of Class A common stock for $10.00 per share, or $400 million in aggregate gross proceeds, upon the closing of the PIPE that occurred immediately prior to consummation of the Business Combination, net of $264.1 million received as of June 30, 2021.

C – Represents cash equivalents that were released from the Trust Account and relieved of restrictions regarding use upon consummation of the Business Combination and, accordingly, are available for general use by the Combined Company.

D – Represents cash used to pay underwriting fees incurred by CRIS in connection with the IPO, for which payment was deferred until consummation of the Business Combination.

E – Represents cash used to pay transaction and advisory fees incurred in connection with the PIPE.

F – Represents cash used to pay the direct and incremental transaction costs, comprised of legal and other fees, that were due from CRIS upon Closing, including $6.2 million of costs expensed by CRIS that were accrued in accrued expenses and note payable – EVgo Holdings, LLC on CRIS’s balance sheet as of June 30, 2021. The remaining $4.1 million represents costs that will be expensed by CRIS on July 1, 2021 after resolution of a contingency. Refer to balance sheet adjustment (M) for the corresponding pro forma adjustment to accumulated deficit of CRIS.

G – Represents cash used to pay the direct and incremental transaction costs, comprised of legal and other fees, that were due from EVgo upon Closing. For purposes of a reverse recapitalization transaction, direct and incremental transaction costs are treated as a reduction of the cash proceeds resulting from the Transactions and, accordingly, are reported as a reduction to additional paid-in capital (for deferred offering costs) and accumulated deficit (for incremental costs to be expensed by EVgo). Refer to balance sheet adjustment (M) for the corresponding pro forma adjustments to additional paid-in capital and accumulated deficit reported for the Combined Company. Of these costs, $7.2 million was deferred in prepaid expenses and other current assets, of which $5.4 million was accrued in accrued expenses and payables to related parties by EVgo as of June 30, 2021.

H – Represents the impact to the amount of cash available to the Combined Company upon the redemption of 13,230 shares of Class A common stock in exchange for cash held in the Trust Account. Refer to balance sheet adjustment (M) for the corresponding adjustment to par value and additional paid-in capital reported for the Combined Company.

I – Represents deferred accounting, consulting and other costs directly related to the Transactions incurred and reported as an asset on EVgo’s balance sheet as of June 30, 2021. For purposes of a reverse recapitalization transaction, direct and incremental transaction costs are treated as a reduction of the cash proceeds resulting from the Transactions (see balance sheet adjustments (A) and (G)) and, accordingly, are reported as a reduction to additional paid-in capital (see balance sheet adjustment (M)).

J – Represents the reclassification of EVgo’s note payable – related party into members’ equity immediately prior to the Closing. The Combined Company has no liability under the note payable – related party after the consummation of the Business Combination. Refer to balance sheet adjustment (M) for the corresponding adjustment to members’ equity.

K – Reflects the fair value of the Earnout Shares issued to the CRIS equity holders at Closing that are subject to possible forfeiture based upon triggering events that have not yet been achieved as a liability. The fair values were determined using a Monte Carlo simulation model. Refer to Note 4 for more information.

L – Represents the proceeds used for the issuance of the PIPE shares. Refer to balance sheet adjustment (M) for the corresponding adjustment to par value and additional paid-in capital reported for the Combined Company related to the PIPE, which includes this amount.

M – Represents the net impact of the following pro forma adjustments related to the Transactions on the capital accounts of the Combined Company:

		Par Value (1)				Total	Class A common stock	Non-
	Members' Equity	Class A Common Stock	Founder Shares - Class B	Additional Paid-In Capital	Accumulated Deficit	Stockholders'/ Members' Equity	subject to possible redemption	controlling Interest - Class B
Historical EVgo	$136,348,127	$-	$-	$1,939,224	$(82,821,677)	$55,465,674	$-	$-
Historical CRIS	-	1,021	575	76,021,428	(71,023,019)	5,000,005	127,892,220	-
Total historical balance	136,348,127	1,021	575	77,960,652	(153,844,696)	60,465,679	127,892,220	-
Reclassification of EVgo's note payable - related party	59,578,994	-	-	-	-	59,578,994	-	-
EVgo rollover equity (2)	(195,927,121)	-	-	-	-	(195,927,121)	-	195,927,121
Conversion of CRIS's founder shares to Class A common shares (3)	-	575	(575)	-	-	-	-	-
Fair value of the Earnout Shares issued to the CRIS equity holders (4)	-	(144)	-	(16,020,794)	-	(16,020,938)	-	-
Reclassification of Class A common stock subject to possible redemption	-	1,279	-	127,890,941	-	127,892,220	(127,892,220)	-
PIPE Investors	-	4,000	-	399,996,000	-	400,000,000	-	-
Pro forma adjustments for share issuance and conversion transactions	(136,348,127)	5,710	(575)	511,866,147	-	375,523,155	(127,892,220)	195,927,121
Transaction and advisory fees for the PIPE and the Business Combination	-	-	-	(30,937,517)	-	(30,937,517)	-	-
Transaction fees incurred by CRIS (5)	-	-	-	-	(4,066,880)	(4,066,880)	-	-
Transaction fees incurred by EVgo (5)	-	-	-	(7,739,876)	(16,643)	(7,756,519)	-	-
Elimination of CRIS's historical accumulated deficit	-	-	-	(75,089,899)	75,089,899	-	-	-
Reclassification of EVgo's historical accumulated deficit (6)	-	-	-	(82,838,320)	82,838,320	-	-	-
Redemption of Class A common stock (7)	-	(1)	-	(132,299)	-	(132,300)	-	-
Allocate amount to non-controlling interest (8)	-	-	-	(240,044,983)	-	(240,044,983)	-	240,044,983
Total pro forma adjustments to equity	(136,348,127)	5,709	(575)	75,083,253	153,844,696	92,584,956	(127,892,220)	435,972,104
Total pro forma balance	$-	$6,730	$-	$153,043,905	$-	$153,050,635	$-	$435,972,104

(1)	Represents the par value of CRIS’s common stock prior to the Business Combination and the par value of the common stock subsequent to the Business Combination.

(2)	Represents the shares of Class B common stock that were issued to Holdings to consummate the Business Combination (classified as non-controlling interest).

(3)	Represents CRIS’s issued and outstanding founder shares that were converted into shares of Class A common stock on a one-for-one basis immediately prior to consummation of the Business Combination and are outstanding subsequent to the Business Combination, including the 1,437,500 Earnout Shares that are subject to potential forfeiture based upon triggering events that have not yet been achieved.

(4)	Represents the adjustment to reflect the liability for the 1,437,500 Earnout Shares that are subject to potential forfeiture based upon triggering events that have not yet been achieved (see balance sheet adjustment (K)).

(5)	Consists of the adjustments for transaction fees (balance sheet adjustments (F) and (G)) included in the cash table above and the prepaid deferred costs included in balance sheet adjustment (I), net of the amounts accrued in balance sheet adjustments (F) and (G).

(6)	Represents the adjustment to reclassify EVgo’s historical accumulated deficit to additional paid-in capital as part of the reverse recapitalization of the Business Combination.

(7)	Represents the adjustment to reflect the redemption of 13,230 shares of Class A common stock in exchange for cash held in the Trust Account (see balance sheet adjustment (H)).

(8)	Represents an adjustment to revise non-controlling interest to its 74.0% ownership percentage.

N – Authorized, issued and outstanding shares for each class of common stock and preferred stock as of June 30, 2021 on a historical basis and on a pro forma basis are as follows:

	Historical			Pro Forma
	Authorized	Issued	Outstanding	Authorized	Issued	Outstanding
Preferred Stock	1,000,000	-	-	1,000,000	-	-

Common Stock - Class A	100,000,000	N/A	N/A	100,000,000	N/A	N/A
CRIS's Class A stockholders (1)	N/A	23,000,000	23,000,000	N/A	22,986,770	22,986,770
PIPE Investors	N/A	-	-	N/A	40,000,000	40,000,000
CRIS's converted founder shares (2)	N/A	-	-	N/A	5,750,000	5,750,000
Total Common Stock - Class A	100,000,000	23,000,000	23,000,000	100,000,000	68,736,770	68,736,770
Common stock - Class B (3)	10,000,000	N/A	N/A	195,800,000	N/A	N/A
CRIS's founder shares	N/A	5,750,000	5,750,000	N/A	-	-
EVgo rollover equity (4)	N/A	-	-	N/A	195,800,000	195,800,000
Total Common Stock - Class B	10,000,000	5,750,000	5,750,000	195,800,000	195,800,000	195,800,000
Total Common Stock	110,000,000	28,750,000	28,750,000	295,800,000	264,536,770	264,536,770

(1)	Represents the shares of Class A common stock held by CRIS’s public stockholders giving effect to the redemption of 13,230 shares of Class A common stock. The historical issued and outstanding shares included 12,817,222 shares that were subject to possible redemption.

(2)	Represents the shares of Class A common stock held by the initial stockholders of CRIS upon the one-for-one conversion of the founder shares into Class A common stock immediately prior to the consummation of the Business Combination, including the 1,437,500 Earnout Shares that are subject to potential forfeiture based upon triggering events that have not yet been achieved.

(3)	For pro forma purposes, the authorized number of shares of Class B common stock was assumed to equal the number of issued and outstanding shares since the stockholders of CRIS are being asked to approve an increase in authorized shares in connection with the Business Combination as described in the Proxy Statement, which is incorporated by reference.

(4)	Represents the shares of Class B common stock issued to Holdings to consummate the Business Combination (classified as non-controlling interest).

NOTE 3 – ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND THE YEAR ENDED DECEMBER 31, 2020

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 include the following adjustments:

a – Represents the elimination of formation and operating costs of CRIS and incremental costs that are expensed as incurred by EVgo related to the Transactions.

b – Represents the elimination of interest income earned on the Investments held in Trust Account.

c – Represents the elimination of interest expense incurred on EVgo’s note payable – related party, which was reclassified into equity immediately prior to the Closing.

d – Represents an adjustment to net loss attributable to non-controlling interest based on its 74.0% ownership percentage.

e – Represents the pro forma weighted average shares of common stock outstanding and pro forma loss per share calculated after giving effect to the Transactions, including the redemption of 13,230 shares of Class A common stock, as follows:

For the six months ended June 30, 2021
Numerator
Pro forma net loss attributable to controlling interests	$(21,032,089)
Denominator
CRIS's Class A stockholders (1)	22,986,770
CRIS's converted founder shares (2)	5,750,000
PIPE Investors	40,000,000
Basic and diluted weighted average shares outstanding	68,736,770
Loss per share
Basic and diluted (3)	$(0.31)

For the year ended December 31, 2020
Numerator
Pro forma net loss attributable to controlling interests	$(15,341,157)
Denominator
CRIS's Class A stockholders (1)	22,986,770
CRIS's converted founder shares (2)	5,750,000
PIPE Investors	40,000,000
Basic and diluted weighted average shares outstanding	68,736,770
Loss per share
Basic and diluted (3)	$(0.22)

(1)	Represents the shares of Class A common stock held by CRIS’s public stockholders giving effect to the redemption of 13,230 shares of Class A common stock. As the Transactions are assumed to have occurred as of January 1, 2020 for purposes of preparing the pro forma condensed combined statement of operations, these shares are assumed to have been outstanding shares of common stock for the entire six-month and annual periods.

(2)	Represents the shares of Class A common stock held by the initial stockholders of CRIS upon the one-for-one conversion of the founder shares into Class A common stock immediately prior to the consummation of the Business Combination. Consistent with the assumption related to the Transactions, this conversion is assumed to have occurred on January 1, 2020 and, accordingly, these shares, including the 1,437,500 Earnout Shares that are subject to potential forfeiture based upon triggering events that have not yet been achieved, are assumed to have been outstanding shares of common stock for the entire six-month and annual periods.

(3)	The 195.8 million shares of Class B common stock issued to Holdings (classified as non-controlling interest) do not participate in the net income or loss of the Combined Company (controlling interests) and are therefore deemed to have no impact to earnings per share (basic or diluted). Potentially dilutive shares have been deemed to be anti-dilutive due to the net loss position and, accordingly, have been excluded from the calculation of diluted loss per share. Potentially dilutive shares that have been excluded from the determination of diluted loss per share include 18,100,000 outstanding warrants issued in connection with the IPO and private placement.

NOTE 4 – Earnout Shares

The Earnout Shares are accounted for as liability-classified equity instruments that are earned upon achieving the triggering events, which include events that are not indexed to CRIS’s common stock. The fair value of the 1,437,500 Earnout Shares issued and outstanding upon Closing was valued at $16.0 million using a Monte Carlo simulation methodology.